Exhibit 99.1

Signing Day Sports to Prioritize Strategic Focus on Technology and Customer Growth Opportunities while Simultaneously Exploring Potential Merger and Acquisition Opportunities

SCOTTSDALE, Arizona, March 6, 2025 - Signing Day Sports, Inc. (“Signing Day Sports” or the “Company”) (NYSE American: SGN), the developer of the Signing Day Sports app and platform to aid high school athletes in the recruitment process, today announced the termination of its previously announced stock purchase agreement (“Purchase Agreement”) to acquire 99.13% of the issued and outstanding capital stock and aggregate voting power of Dear Cashmere Group Holding Company (OTC:DRCR), doing business as Swifty Global. The Company, in consultation with its legal counsel and board of directors, had determined that the parties to the Purchase Agreement would not be able to satisfy or waive certain material conditions to the closing of the transactions contemplated by the Purchase Agreement within the foreseeable future, and that the termination should be effected in consequence of this determination.

As a result, the board of directors is working closely with the management team to refine the Company’s strategy, explore potential merger and acquisition opportunities, and assess additional financing options.

Signing Day Sports will continue to prioritize its strategic focus on technology and customer growth opportunities. The Company remains confident in its long-term potential to deliver greater customer value through an expanded range of services, including recruiting webinars, app-related features such as the coaches’ contact list, and potential new strategic transactions to enhance its existing combined model. Signing Day Sports is committed to expanding its customer base and broadening its geographic reach.

“As the athletic recruiting industry continues to evolve, we are committed to achieving growth and success by prioritizing the needs of our customers and their families,” said Daniel Nelson, CEO of Signing Day Sports. “The proposed transaction that we determined to terminate nonetheless highlighted the significant value created by our talented employees, and our team is now more energized than ever to execute our strategy. I am incredibly proud of their focus and determination throughout this process.”

“We look forward to engaging with our customers, partners, and the financial community to share our vision for the future success of Signing Day Sports. Our commitment to delivering long-term shareholder value through a focused strategic approach, disciplined capital allocation, and consistent execution remains stronger than ever.”

For additional information, please refer to the Current Report on Form 8-K filed by the Company on March 4, 2025, with the Securities and Exchange Commission.

About Signing Day Sports, Inc.

Signing Day Sports’ mission is to help student-athletes achieve their goal of playing college sports. Signing Day Sports’ app allows student-athletes to build their Signing Day Sports’ recruitment profile, which includes information college coaches need to evaluate and verify them through video technology. For more information on Signing Day Sports, go to https://bit.ly/SigningDaySports.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, including without limitation, the Company’s ability to identify and execute value-enhancing merger, acquisition or other strategic transactions, the Company’s ability to obtain sufficient funding to maintain operations and develop additional services and offerings, market acceptance of the Company’s current products and services and planned offerings, competition from existing online and retail offerings or new offerings that may emerge, impacts from strategic changes to the Company’s business on its net sales, revenues, income from continuing operations, or other results of operations, the Company’s ability to attract new users and customers, increase the rate of subscription renewals, and slow the rate of user attrition, the Company’s ability to retain or obtain intellectual property rights, the Company’s ability to adequately support future growth, the Company’s ability to comply with user data privacy laws and other current or anticipated legal requirements, and the Company’s ability to attract and retain key personnel to manage its business effectively. These risks, uncertainties and other factors are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. These risks, uncertainties and other factors are, in some cases, beyond our control and could materially affect results. If one or more of these risks, uncertainties or other factors become applicable, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:

Crescendo Communications, LLC

212-671-1020

SGN@crescendo-ir.com